Exhibit 99.1

American Eagle Outfitters, Inc. Provides Fourth Quarter Update

Quarter-to-Date Comp Sales Rise 6%

Reiterates EPS Guidance of 40 to 42 cents

Completes Additional 4 Million Share Repurchase

1.14.19

PITTSBURGH — (BUSINESS WIRE) — American Eagle Outfitters, Inc. (NYSE:AEO) today announced that fourth quarter comparable sales to date, through Sunday, January 13, 2019, have increased 6%, following an 8% comp increase last year. The company reiterated its previously issued fourth quarter EPS guidance in the range of $0.40 to $0.42 per diluted share.

In December, AEO repurchased an additional 4 million shares, bringing the year-to-date total to 7.3 million shares repurchased for a total of $144 million.

“Fueled by our leading brands and a favorable customer response to the merchandise collections, I’m pleased to report another record holiday season,” commented Jay Schottenstein, AEO’s Chief Executive Officer. “The teams delivered positive results across brands and channels, demonstrating consistent business performance. We remain focused on driving profitable revenue growth and delivering shareholder value.”

The company will release fourth quarter and fiscal 2018 results on March 6, 2019 and will host a conference call to review financial results on that date.

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle® and Aerie® brands. The company operates more than 1,000 stores in the United States, Canada, Mexico, China and Hong Kong, and ships to 81 countries worldwide through its websites. American Eagle and Aerie merchandise also is available at more than 200 international locations operated by licensees in 25 countries. For more information, please visit www.aeo-inc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent our expectations or beliefs concerning future events, including fourth quarter 2018 results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on many important factors, some of which may be beyond the company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “potential,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of the company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018 and in any subsequently-filed Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission in some cases have affected, and in the future could affect, the company’s financial performance and could cause actual results for fourth quarter 2018 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; challenges with information technology systems, including safeguarding against security breaches; and changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

CONTACT:

Olivia Messina

412-432-3300

LineMedia@ae.com